UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2013

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of Americas,
New York, NY 10105

(Address of principal executive offices including zip code)

(845) 507-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2013, an email transmitted to the Company by Marcum Bernstein & Pinchuk LLP ("Marcum"), the Company's independent registered public accounting firm, indicated that the Company's previously issued unaudited financial statements for the period ended September 30, 2013 could not be relied on because they were not reviewed by an independent registered public accounting firm in accordance with Statement on Auditing Standards No. 100, Interim Financial Information ("SAS 100"). On November 19, 2013, the Company accidentally authorized filing of the form 10-Q for the period ended September 30, 2013 (the "Original 10-Q") prior to completion of the review by Marcum.

The financial statements included in the Original 10-Q is currently being reviewed by Marcum in accordance with SAS 100 and the Company will file any necessary amendments to the Form 10-Q with reviewed financial statements as soon as possible.

The executive officers of the Company discussed with Marcum the matters disclosed in this Item 4.02 of this Form 8-K/A and have requested our independent accountant to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made in this Form 8-K/A in response to this Item 4.02 and, if not, to state the respects in which it does not agree. We received a response letter from Marcum on November 21, 2013, which is filed as Exhibit 16.1 herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

16.1	Letter from Marcum Bernstein & Pinchuk LLP, dated November 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: November 22, 2013	By: /s/ Patrick Wong Patrick Wong Chief Financial Officer and Secretary